SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 02, 2002
                                                 -------------------------------



                         THE BLACK & DECKER CORPORATION
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             (Exact name of registrant as specified in its charter)

       Maryland                      1-1553                     52-0248090
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(State of Incorporation)     (Commission File Number)     (I.R.S. Employer
                                                          Identification Number)

701 East Joppa Road, Towson, Maryland                          21286
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:    410-716-3900
                                                    ----------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS
As more fully described in Note 16 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 ("Note 16"), the Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. For segment reporting purposes, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is updated to reflect the translation of segment assets and elements of segment profit at the current year's budgeted rates of exchange. Amounts included in the first table of Note 16 under the captions "Reportable Business Segments" and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2001. The amounts included in that table under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using the budgeted rates of exchange for 2001 and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

The Corporation has established budgeted rates of exchange for 2002 and, accordingly, segment data for prior periods has been updated to reflect the translation of segment assets and elements of segment profit at the budgeted rates of exchange for 2002.

As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, on January 1, 2002, the Corporation was required to adopt Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products (EITF 01-9). Upon adoption of EITF 01-9, the Corporation was required to classify certain payments to its customers as a reduction of sales. The Corporation previously classified certain of these payments as selling expenses in its Consolidated Statement of Earnings. Upon the adoption of EITF 01-9, prior period amounts were restated and resulted in a reduction of sales (and an offsetting reduction of selling expenses) of $87.5 million, $85.9 million, and $71.7 million for the years ended December 31, 2001, 2000, and 1999, respectively.

For informational purposes, the Corporation has included as Exhibit 99.0 to this Current Report on Form 8-K selected unaudited supplemental information about its business segments for 2001, 2000 and 1999 updated to reflect the translation of elements of segment profit and certain other segment data at the budgeted rates of exchange for 2002 and to reflect the reclassification of prior period amounts in accordance with EITF 01-9.

As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, the Corporation was required to adopt Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. SFAS No. 142 requires that intangible assets with indefinite lives, including goodwill, not be amortized. SFAS No. 142 also requires disclosure of certain information in the initial period of application and in all periods thereafter until goodwill has been accounted for in accordance with SFAS No. 142 in all periods presented.

For informational purposes, the Corporation has included as Exhibit 99.1 to this Current Report on Form 8-K selected unaudited supplemental information about its net earnings and its basic and diluted earnings per share for each of the three years in the period ended December 31, 2001, and for each of the quarters in the year ended December 31, 2001, to reflect the effect of excluding goodwill amortization recorded in those periods.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
Exhibit 99.0 Selected unaudited supplemental information about the Corporation's business segments for each of the three years in the period ended December 31, 2001, and for each of the quarters in the years ended December 31, 2001 and 2000.

Exhibit 99.1 Selected unaudited supplemental information about the Corporation's net earnings and its basic and diluted earnings per share for each of the three years in the period ended December 31, 2001, and for each of the quarters in the year ended December 31, 2001, to reflect the effect of excluding goodwill amortization.



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                         THE BLACK & DECKER CORPORATION

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE BLACK & DECKER CORPORATION


                                            By  /s/ CHRISTINA M. MCMULLEN
                                                --------------------------------
                                                  Christina M. McMullen
                                                  Vice President and Controller


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